EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Spectrum Brands, Inc. of our report dated February 27, 2004 relating to the financial statements of United Pet Group, Inc. and its subsidiaries, which appears in the Current Report on Form 8-K/A of Rayovac Corporation dated April 19, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri

June 3, 2005